EXHIBIT 10.27

                           THIRD AMENDMENT OF SUBLEASE


           Reference is made to that certain Sublease dated June 28, 1999, amended by a First Amendment dated October 12, 2001, and by a Second Amendment dated February 2, 2001 (as so amended, the "Sublease"), between GIGA INFORMATION GROUP, INC. (hereinafter "Sublessor") and INCERT SOFTWARE CORPORATION (hereinafter "Sublessee"), relating to that certain premises comprised of approximately 7,868 square feet of space and located on the first floor of Building No. 1400, One Kendall Square in Cambridge, Massachusetts (hereinafter the "Premises"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Sublease.

           WHEREAS, Sublessor and Sublessee wish to extend the term of this Sublease on the same terms and conditions as those set forth in the Sublease, except as modified herein.

           WHEREAS, Sublessor has extended the term of the Master Lease by a First Amendment dated August 7, 2000 (as so amended, the "Master Lease").

           WHEREAS, Sublessor has extended the term of the Master Lease by a Second Amendment dated February 2, 2001 (as so amended, the "Master Lease").

           NOW, THEREFORE, in consideration of the mutual promises contained herein and both good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Sublessor and Sublessee hereby agree as follows:

1. Effective upon signing this Amendment, the Term is hereby extended for an additional period of nine (9) months commencing on October 1, 2001 and ending June 30, 2002 (the "Additional Term"). Sublessee shall have the right to elect to further extend the Term of this Sublease for the period commencing July 1, 2002 and ending on December 31, 2002, upon mutual written agreement of the parties as to the fair market rental rate for such period no later than May 1, 2002.

2. The Base Rent during the Additional Term shall be the sum of One Hundred Fifty-Seven Thousand Five Hundred and 00/100 ($157,500.00) Dollars, in equal monthly installments of Seventeen Thousand Five Hundred and 00/100 ($17,500.00) Dollars, payable a advance on the first day of each and every month. Paragraph 3 of the Sublease is hereby deleted in its entirety, the parties hereby agreeing that the Base Rent set forth the previous sentence shall be the gross amount payable by Sublessee under the Sublease from and after the commencement of the Additional Term, except that Sublessee shall continue to pay directly for the parking spaces in the parking garage serving the Premises as required in Article 4 of the Master Lease, and except that Sublessee shall pay to Sublessor as additional rent Sublessee's pro rata share of amounts payable by Sublessor to Landlord, if any, under the second sentence of Section 5.3 of the Master Lease and under the second sentence of Section 5.4.3 of the Master Lease for calendar years 2001 and 2002 (each such sentence providing for an annual payment by Sublessor to Landlord of an amount equal to the difference, if any, between the total of monthly estimated payments made by Sublessor to


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      Landlord over a calendar year for operating expenses and real estate taxes, respectively, and the actual yearly expenditures made by Landlord), prorated or the portion of the subject calendar year included in the term of the Sublease.

3. The parties acknowledge that Sublessee's obligation to pay the amount of rent due under the Sublease shown in Giga Invoice number 001003 and dated September 14, 2001 is hereby waived and forgiven by Sublessor upon signing this Agreement.

4. This Amendment negates and supercedes the sublease termination notice letter delivered by Sublessee to Sublessor dated August 30, 2001.


This amendment shall be effective upon the consent of the Master Landlord as required under the Master Lease.

Except modified by the First, Second and this Third Amendment of Sublease, the Sublease shall remain unmodified and in full force and effect.

EXECUTED as a sealed instrument as of October 1, 2001.


                                    SUBLESSOR:
                                    GIGA INFORMATION GROUP, INC.

                                    By: /s/ V. M. Lynch
                                        --------------------------------------
                                        Victoria M. Lynch

                                    Its: Senior Vice President, Chief Financial
                                         Officer, Treasurer and Secretary


                                    SUBLESSEE:
                                    INCERT SOFTWARE CORPORATION

                                    By: /s/ David M. Slatcher
                                        --------------------------------------
                                        David M. Slatcher

                                    Its: Director, Finance & Admin




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                             CONSENT OF OVERLANDLORD

           The undersigned, being the Overlandlord of Premises described in the aforesaid Sublease and the Landlord under the Master Lease referred to therein hereby consents to the execution and delivery of the aforesaid Third Amendment of Sublease.

           WITNESS the due execution hereof under the seal as of October 1, 2001.

                          OVERLANDLORD:

                          ONE KENDALL SQUARE ASSOCIATES, LLC
                          A Delaware limited liability company

                          One Kendall Square Mezzanine, LLC
                          Its sole member

                          One Kendall Square Investors, LLC
                          Its sole member

                          Lincoln-One Kendall Square LLC

                          By: /s/ William M. Hickey
                              ----------------------------------------
                              Name: William M. Hickey
                              Title: Vice President

                          Date signed: November 14, 2001










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